Exhibit 99.1

Atlantic Union Bankshares Corporation To Present at Barclays Financial Services Conference

Richmond, Va., August 20, 2019 – Atlantic Union Bankshares Corporation today announced President and CEO John C. Asbury and Executive Vice President and CFO Robert M. Gorman will present at the Barclays Global Financial Services Conference in New York, New York on Tuesday, September 10, 2019. The presentation is scheduled for approximately 2:00 p.m. EDT.

The conference presentation may be viewed via live webcast and can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1258206&tp_key=3dbf0ed1a1&tp_special=8

A replay of the webcast will be archived and accessible at that website following the conclusion of the live conference.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 153 branches and approximately 200 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Vice President and Director of Investor Relations 804.448.0937